10(xiii)

                               FOURTH AMENDMENT OF
                                 MONROE BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN
             -----------------------------------------------------

       (As Amended and Restated Generally Effective as of January 1, 2001)

WHEREAS, Monroe Bancorp (the "Corporation") maintains the Monroe Bancorp Employee Stock Ownership Plan (As Amended and Restated Generally Effective as of January 1, 2001) (the "Plan"); and WHEREAS, the Corporation has determined that the Plan should be amended to provide for the allocation of cash dividends paid on shares of the Corporation's stock only to those participants who are actively employed on the payment date of the dividend with respect to shares (a) held under the Plan which have not been allocated to participants' accounts as of the payment date, and (b) allocated to the "company stock accounts" of participants who are inactive participants and who are not 100 percent vested in their company stock accounts as of the payment date; and

WHEREAS, pursuant to the authority contained in Section 10.1 of the Plan, the Corporation has reserved the right to amend the Plan;

NOW, THEREFORE, pursuant to the power reserved to the Corporation under Section
10.1 of the Plan and delegated to the undersigned individuals, the Plan is hereby amended, effective with respect to cash dividends paid on and after January 1, 2004, by substituting the following for the third paragraph of
Section 4.12(a):

         "Cash dividends paid with respect to Company Stock that, as of the payment date of the dividend, has not been, or is not treated under the plan as, allocated to Participants' Company Stock Accounts, and cash dividends paid with respect to Company Stock allocated to the Company Stock Accounts of Inactive Participants who are not fully vested in their Accounts, will be distributed or allocated as of each dividend payment date to the Other Investments Accounts of Participants who are employees on the payment date and who have an Other Investments Account balance on such date. Such distribution or allocation will be made to each such Participant in the ratio that the Participant's Total Compensation for the Plan Year ended on or immediately preceding the payment date for such dividend bears to the Total Compensation for such year of all other Participants eligible to receive an allocation or distribution of such dividend."

The Plan shall remain the same in all other particulars.

IN WITNESS WHEREOF, the Corporation, by its officers thereunder duly authorized, adopts this Fourth Amendment this 25th day of March 2004, but effective as of the date specified above.

                                             MONROE BANCORP


                                             By: /s/ Mark D. Bradford
                                                 --------------------
                                                 Mark D. Bradford, President/CEO
ATTEST:

/s/ R. Scott Walters
---------------------------
R. Scott Walters, Secretary